EXHIBIT 1



                           AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF MERGER



                                  AMONG



                         ST. JUDE MEDICAL, INC.



                          DRAGONFLY MERGER CORP.,

                                   AND

                       ENDOCARDIAL SOLUTIONS, INC.



                     Dated as of September 29, 2004

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                                                 TABLE OF CONTENTS

                                           AGREEMENT AND PLAN OF MERGER

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RECITALS:................................................................................................1


ARTICLE I THE MERGER.....................................................................................1

                Section 1.1         The Merger...........................................................1
                Section 1.2         Effective Time.......................................................2
                Section 1.3         Effects of the Merger................................................2
                Section 1.4         Certificate of Incorporation and By-laws; Directors and Officers.....2
                Section 1.5         Conversion of Securities.............................................2
                Section 1.6         Payment of Per Share Price...........................................3
                Section 1.7         Transfer Taxes; Withholding..........................................4
                Section 1.8         No Further Ownership Rights in Company Common Stock..................5
                Section 1.9         Closing of Company Transfer Books....................................5
                Section 1.10        Lost Certificates....................................................5
                Section 1.11        Further Assurances...................................................5
                Section 1.12        Dissenters' Rights...................................................5
                Section 1.13        Closing..............................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB...............................................6

                Section 2.1         Organization, Standing and Power.....................................6
                Section 2.2         Authority............................................................6
                Section 2.3         Consents and Approvals; No Violation.................................7
                Section 2.4         Financing............................................................8
                Section 2.5         Litigation...........................................................8
                Section 2.6         Ownership of Sub; No Prior Activities................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................8

                Section 3.1         Organization, Standing and Power.....................................8
                Section 3.2         Capital Structure....................................................9
                Section 3.3         Authority...........................................................10
                Section 3.4         Consents and Approvals; No Violation................................11
                Section 3.5         SEC Reports; Financial Statements...................................11
                Section 3.6         No Default..........................................................13
                Section 3.7         Absence of Certain Changes or Events................................13
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                                 TABLE OF CONTENTS
                                    (CONTINUED)

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                Section 3.8         Permits and Compliance..............................................15
                Section 3.9         Tax Matters.........................................................16
                Section 3.10        Actions and Proceedings.............................................17
                Section 3.11        Certain Agreements..................................................18
                Section 3.12        ERISA...............................................................20
                Section 3.13        Compliance with Worker Safety Laws..................................21
                Section 3.14        Products............................................................22
                Section 3.15        Labor and Employment Matters........................................22
                Section 3.16        Intellectual Property...............................................22
                Section 3.17        Required Vote of Company Stockholders...............................24
                Section 3.18        Accounts Receivable.................................................25
                Section 3.19        Inventories.........................................................25
                Section 3.20        Environmental Matters...............................................25
                Section 3.21        Suppliers and Distributors..........................................27
                Section 3.22        Insurance...........................................................27
                Section 3.23        Transactions with Affiliates........................................27
                Section 3.24        Accuracy of Information.............................................28
                Section 3.25        Title to and Sufficiency of Assets..................................28
                Section 3.26        Brokers.............................................................29
                Section 3.27        Internal Controls and Procedures....................................29
                Section 3.28        Certain Business Practices..........................................30
                Section 3.29        Opinion of Financial Advisor........................................30
                Section 3.30        Company Rights Agreement............................................30
                Section 3.31        Takeover Statutes...................................................30

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS....................................................30

                Section 4.1         Conduct of Business by the Company Pending the Merger...............31

ARTICLE V ADDITIONAL AGREEMENTS.........................................................................35

                Section 5.1         Access to Information...............................................35
                Section 5.2         Fees and Expenses...................................................36
                Section 5.3         No Solicitation or Negotiation......................................36
                Section 5.4         Cooperation.........................................................39
                Section 5.5         Company Stock Options...............................................40
                Section 5.6         Stockholder Approval................................................41
                Section 5.7         Public Announcements................................................42
                Section 5.8         Notification of Certain Matters.....................................42
                Section 5.9         Takeover Statutes...................................................42
                Section 5.9         Company Rights Agreement............................................42
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                                 TABLE OF CONTENTS
                                    (CONTINUED)

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                Section 5.10        Section 16 Matters..................................................43
                Section 5.11        Employee Benefit Matters............................................43
                Section 5.12        Indemnification of Directors and Officers...........................44
                Section 5.13        Suspension of Incentive Stock Purchase Plan.........................45

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER...........................................................45

                Section 6.1         Conditions to Each Party's Obligation to Effect the Merger..........45
                Section 6.2         Conditions to Obligation of the Company to Effect the Merger........46
                Section 6.3         Conditions to Obligations of Buyer and Sub to Effect the Merger.....46

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................................................47

                Section 7.1         Termination.........................................................47
                Section 7.2         Effect of Termination...............................................49
                Section 7.3         Amendment...........................................................49
                Section 7.4         Waiver..............................................................49
                Section 7.5         Termination Fees....................................................50

ARTICLE VIII GENERAL PROVISIONS.........................................................................50

                Section 8.1         Notices.............................................................50
                Section 8.2         Interpretation......................................................51
                Section 8.3         Counterparts; Facsimile Signatures..................................52
                Section 8.4         Entire Agreement; No Third-Party Beneficiaries......................52
                Section 8.5         Governing Law.......................................................52
                Section 8.6         Consent to Jurisdiction; Waiver of Jury Trial.......................52
                Section 8.7         Assignment..........................................................53
                Section 8.8         Severability........................................................53
                Section 8.9         Performance by Sub..................................................53
                Section 8.10        Defined Terms.......................................................53
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                                                 LIST OF EXHIBITS

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Exhibit A - Certificate of Merger..............................................................Section 1.2

Exhibit B - Certificate of Incorporation of the Surviving Corporation..........................Section 1.4
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                    AGREEMENT AND PLAN OF MERGER

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2004 (this "Agreement"), is among St. Jude Medical, Inc., a Minnesota corporation ("Buyer"), Dragonfly Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), and Endocardial Solutions, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations") to amend and restate in its entirety the Agreement and Plan of Merger dated September 23, 2004 among Buyer, Sub and the Company (the "Original Agreement") to correct a scrivener's error in Section 6.3(e). Upon the execution of this Agreement, the Original Agreement shall be deemed in full force and effect from the date thereof solely as amended and restated hereby. All references herein to "the date hereof", "the date of this Agreement" or any words to that effect shall be deemed to refer to September 23, 2004.

RECITALS:

         A.  The respective Boards of Directors of Buyer, Sub and the
Company have approved and declared advisable the merger of Sub with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger"), and the respective Boards of Directors of Buyer, Sub and the Company have approved and adopted this Agreement;

         B. The respective Boards of Directors of Buyer and the Company have determined that the Merger is in the best interest of their respective stockholders; and

         C. The Company is a corporation organized under the laws of the state of Delaware and has authorized 40,000,000 shares of common stock, $0.01 par value per share (the "Company Common Stock"), of which 22,143,300 shares are outstanding and 10,000,000 shares of preferred stock, $0.01 par value per share (the "Company Preferred Stock"), of which no shares are outstanding (the Company Common Stock and the Company Preferred Stock are collectively referred to as the "Company Capital Stock").

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I
THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

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                  SECTION 1.2 EFFECTIVE TIME. Subject to the terms and
conditions set forth in this Agreement, on the Closing Date: (a) the Certificate of Merger (the "Certificate of Merger") substantially in the form of EXHIBIT A shall be duly executed by the Company and Sub and thereafter filed with the Secretary of State of the State of Delaware, and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such later time as Buyer and the Company may agree upon and as may be set forth in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the "Effective Time".

                  SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and Section 259 of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all properties, rights privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS;
DIRECTORS AND OFFICERS.    (a) The Certificate of Incorporation of the Surviving
Corporation in effect at the Effective Time will be amended in its entirety at the Effective Time to read as set forth in EXHIBIT B hereto and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law. The By-laws of Sub in effect at the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

                           (b) The directors of Sub at the Effective Time shall
automatically, and without further action, be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any capital stock of the Constituent Corporations:

                           (a) Each issued and outstanding share of common
stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time.


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                           (b) All shares of Company Capital Stock that are held
in the treasury of the Company and any shares of Company Capital Stock owned by Buyer or Sub or any other Subsidiary of Buyer, direct or indirect, shall automatically be cancelled and retired and shall cease to exist and no capital stock of Buyer or other consideration shall be delivered in exchange therefor.

                           (c) At the Effective Time, each then issued and
outstanding share of Company Common Stock (other than Dissenting Shares and shares described in Section 1.5(b)) shall immediately cease to be outstanding, shall automatically be cancelled and retired, shall cease to exist, and shall be converted into the right to receive $11.75 (the "Per Share Price") to be distributed in accordance with this Section 1.5(c), 1.6, and 1.7. At the Effective Time, each holder of Company Capital Stock shall cease to have any rights with respect to such issued and outstanding shares (other than Dissenting Shares) of Company Capital Stock (including, without limitation, the right to vote), except for the right to receive the Per Share Price. Unless the context otherwise requires, each reference in this Agreement to shares of Company Common Stock shall include the associated Company Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Per Share Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                           (d) All outstanding options exercisable into shares
of Company Common Stock, but unexercised immediately prior to the Effective Time will be treated as set forth in Section 5.5 hereof.

                  SECTION 1.6 PAYMENT OF PER SHARE PRICE. (a) Buyer shall appoint Wells Fargo Bank, N.A., or other commercial bank or trust company as a paying agent (the "Paying Agent") for the benefit of the holders of Company Common Stock that are not Dissenting Shares and who are entitled to receive the Per Share Price (collectively, the "Holders"). At or immediately prior to the Effective Time, Buyer shall make available to the Paying Agent an amount of cash sufficient to permit payment of the Per Share Price to the Holders (the "Exchange Fund"). The Paying Agent shall exchange the shares of Company Common Stock for the Per Share Price in accordance with the terms of this Article I, through such reasonable procedures as the Paying Agent or Buyer may adopt.

                           (b) As soon as practicable after the Effective Time,
Buyer or the Paying Agent shall cause to be mailed to each record holder of a certificate or certificates that immediately prior to the Effective Time represented Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall contain instructions for use in effecting the surrender of the Certificates and payment of the Per


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Share Price). Upon surrender for cancellation to the Paying Agent of a
Certificate held by any Holder, together with such letter of transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor that amount of cash equal to the Per Share Price for each share of Company Common Stock represented by the Certificate. Any Certificate so surrendered shall forthwith be cancelled.

                           (c) Notwithstanding the foregoing, no amounts shall
be payable at the Effective Time with respect to any Dissenting Shares or any shares of Company Capital Stock with respect to which dissenters' rights have not terminated. In the case of Dissenting Shares, payment shall be made in accordance with Section 1.12 and the DGCL. In the case of any shares of Company Capital Stock with respect to which dissenters' rights have not terminated as of the Effective Time, if such shares of Company Capital Stock become Dissenting Shares, payment shall be made in accordance with Section 1.12 and the DGCL, and if, instead, the dissenters' rights with respect to such shares irrevocably terminate after the Effective Time, such shares of Company Capital Stock shall be entitled to receive the Per Share Price in accordance with the provisions of this Section 1.6.

                           (d) Any portion of the Exchange Fund that remains
undistributed to the former Holders for six months after the Effective Time shall be delivered to Buyer, upon demand of Buyer, and any former Holders who have not theretofore complied with this Article I shall thereafter look only to Buyer for payment of the Per Share Price. Neither Buyer nor the Surviving Corporation shall be liable to any holder of Shares for cash delivered to a public official in connection herewith pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 1.7 TRANSFER TAXES; WITHHOLDING. If any cash is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Buyer or the Paying Agent any transfer or other taxes required by reason of the payment of cash in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Buyer or the Paying Agent that such tax has been paid or is not applicable. Buyer or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as Buyer or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by Buyer or the Paying Agent and transmitted by Buyer or the Paying Agent to the appropriate taxing authority with attribution to each specific Holder.


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                  SECTION 1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON
STOCK. All amounts paid to Holders upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock represented by such Certificates.

                  SECTION 1.9 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Buyer, such Certificates shall be cancelled and exchanged as provided in this Article I.

                  SECTION 1.10 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against them with respect to such Certificate, Buyer will pay in exchange for such lost, stolen or destroyed Certificate the amounts to which the holders thereof are entitled pursuant to Section 1.5.

                  SECTION 1.11 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  SECTION 1.12 DISSENTERS' RIGHTS. (a) Shares of Company Capital Stock that have not been voted for approval of this Agreement or consented thereto in writing and with respect to which a demand for payment and appraisal has been properly made in accordance with Section 262 of the DGCL ("Dissenting Shares") or shares that have not voted in favor of the Merger and with respect to which dissenters' rights have not terminated will not be converted into the right to receive from the Surviving corporation the Per Share Price otherwise payable with respect to such shares at or after the Effective Time. If a holder of Dissenting Shares (a "Dissenting Stockholder") withdraws his or her demand for such payment and appraisal or such Dissenting Shares (or such other shares with respect to which dissenters' rights have not


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terminated) become ineligible for such payment and appraisal, then, as of the
Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares (or, in the case of such other shares, the dissenters' rights shall have terminated) and each share of Company Common Stock will be converted into the right to receive, and will be exchangeable for, the Per Share Price into which such Dissenting Shares would have been converted pursuant to Section 1.5.

                           (b) The Company shall give Buyer and Sub prompt
notice of any demand received by the Company from a holder of Dissenting Shares for appraisal of shares of Company Capital Stock, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Buyer and Sub, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of
Section 262 of the DGCL, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor after the value therefor has been agreed upon or finally determined pursuant to such provisions, and any Per Share Price that would have been payable with respect to such Dissenting Shares will be retained by Buyer.

                  SECTION 1.13 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Buyer, One Lillehei Plaza, St. Paul, Minnesota no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) (the "Closing Date") or at such other time and place as Buyer and the Company shall agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF BUYER AND SUB

                  Buyer and Sub represent and warrant to the Company as follows:

                  SECTION 2.1 ORGANIZATION, STANDING AND POWER. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Buyer and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

                  SECTION 2.2 AUTHORITY. On or prior to the date of this Agreement, the respective Boards of Directors of Buyer and Sub have declared the Merger advisable and have approved and adopted this Agreement in accordance with the Minnesota Business Corporation Act and the DGCL, respectively. Each of Buyer and


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Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and Sub and the consummation by Buyer and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Buyer and Sub, subject to the filing of an appropriate Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Buyer and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Buyer and Sub enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 2.3 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this
Section 2.3 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer or Sub under, any provision of (a) the Articles of Incorporation or the By-laws of Buyer, each as amended to date, (b) the Certificate of Incorporation or the By-laws of Sub, each as amended to date,
(c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or any of its Subsidiaries, or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Sub or any of their respective properties or assets, other than, in the case of clauses (c) or
(d), any such violations, defaults, rights, losses, Liens that, individually or in the aggregate, would not materially impair the ability of Buyer or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Buyer or Sub in connection with the execution and delivery of this Agreement by Buyer or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and


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approvals as may be required by state takeover laws (the "State Takeover
Approvals"), (v) any of such items as may be required under foreign laws, and
(vi) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, materially impair the ability of Buyer or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

                  SECTION 2.4 FINANCING. Buyer and Sub collectively have, and will have at the Effective Time, sufficient funds to pay the Per Share Price for all outstanding shares of Company Common Stock pursuant to this Agreement and to perform Buyer's and Sub's obligations under this Agreement.

                  SECTION 2.5 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent the consummation of, the Merger or any other transaction contemplated by this Agreement.

                  SECTION 2.6 OWNERSHIP OF SUB; NO PRIOR ACTIVITIES. Sub is a direct wholly owned subsidiary of Buyer. Sub has not conducted any activities other than in connection with the organization of Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Sub has no Subsidiaries.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the letter dated the date hereof and delivered on the date hereof by the Company to Buyer, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), which exceptions specifically reference the Sections to be qualified. In all other respects, each representation and warranty set out in this Article III is not qualified in any way whatsoever, and is made and given with the intention of inducing Buyer and Sub to enter into this Agreement. The Company represents and warrants to Buyer and Sub as follows:

                  SECTION 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has


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previously delivered to Buyer accurate and complete copies of its Certificate of
Incorporation (the "Company Charter") and By-laws as currently in full force and effect. There have been no predecessor entities of the Company.

                  SECTION 3.2 CAPITAL STRUCTURE. (a) The authorized capital stock of the Company consists of forty million shares of Company Common Stock and ten million shares of Company Preferred Stock. At the close of business on September 23, 2004, (i) 22,143,300 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) 1,242,515 shares of Company Common Stock were reserved for issuance pursuant to the Company's 2003 Stock Incentive Plan (the "2003 Plan"); (v) 2,250,959 shares of Company Common Stock were reserved for issuance under the Company's 1993 Long-Term Incentive and Stock Option Plan (the "1993 Plan"); and (vi) 205,000 shares of Company Common Stock were reserved for issuance under the Company's Directors' Stock Option Plan (the "Director Plan") (collectively with the 2003 Plan, the 1993 Plan and the Director Plan, the "Company Stock Option Plans"). No shares of Company Capital Stock are held by any Subsidiary of the Company.

                           (b) Section 3.2 (b) of the Company Letter contains a
correct and complete list as of the date of this Agreement of each outstanding option to purchase shares of Company Capital Stock issued under the Company Stock Option Plans (collectively, the "Company Stock Options"), including the holder, date of grant, term, acceleration of vesting or exercisability, if any, whether such option is a nonqualified stock option or incentive stock option, any restrictions on the exercise or sale of such option or the underlying shares (other than any restrictions set forth in the Company Stock Option Plans), exercise price and number of shares of Company Capital Stock subject thereto. Except for the Company Stock Options and for the stockholder rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of August 25, 1999 between the Company and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota), as Rights Agent (the "Company Rights Agreement"), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. All Company Stock Options and all shares of Company Capital Stock issued pursuant to the exercise of options granted under the Company Stock Option Plans have been granted or issued, respectively, and all shares of Company Common Stock to be issued pursuant to the Company Stock Option Plans prior to the Closing will be issued, in compliance with the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth in Section 3.2(b) of the Company Letter, none of the terms of the Company Stock Options provide for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (c) A list of all outstanding shares of Company
Common Stock subject to repurchase by the Company or that is otherwise subject to a risk of forfeiture or other condition under the 2003 Plan (as hereinafter defined), any applicable restricted stock purchase agreement, or other agreement with the Company is set forth in Section 3.2(c) of the Company Letter, including the holder, date of grant, acceleration of vesting or lapse of restrictions, if any, any restrictions on the sale of such shares (other than any restrictions set forth in the Company Stock Option Plans), and number of shares.

                           (d) Except as set forth in Section 3.2(d) of the
Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of or any equity interests in the Company or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company or another subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Section 3.2(d) of the Company Letter contains a correct and complete list as of the date of this Agreement of each of the Company's Subsidiaries. Except as set forth on Section 3.2(d) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by
(x) any agreement or commitment pursuant to which the Company or any Subsidiary of the Company is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which stockholders of the Company may vote.

                           (e) The Company does not own an equity interest in
any other Person (other than a Subsidiary).

                           (f) There are no stockholder agreements, voting
trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Company Capital Stock.

                  SECTION 3.3 AUTHORITY. (a) The Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the approval of this agreement by the Company's stockholders and the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and Sub and the validity and binding effect of the Agreement on

Buyer and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (b) Without limiting the generality of the foregoing,
on or prior to the date of this Agreement, the Board of Directors of the Company (the "Company Board") has unanimously (i) declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, and approved and adopted this Agreement in accordance with the DGCL, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend.

                  SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section 3.4 have been made and any waiting periods thereunder have terminated or expired, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or the By-laws of the Company, (b) any Material Contract, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except, (A) with respect to clauses (b) and (c), for any such violations, defaults, losses or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect and (B) with respect to clause (b), those consents listed in Section 3.4(b) of the Company Letter. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) State Takeover Approvals, (v) under the Exchange Act, (vi) any of such items as may be required under foreign laws.

                  SECTION 3.5 SEC REPORTS; FINANCIAL STATEMENTS. (a) The Company has filed all required forms, reports and documents with the SEC since December 31, 1999 (the "Company SEC Reports"), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and each Applicable Law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of the Company included in the Company SEC Reports (the "Financial Statements") fairly presented in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis (except (i) as may be indicated in the notes thereto and (ii) that unaudited statements are subject to normal year-end adjustments that did not and would not, individually or in the aggregate, have a Material Adverse Effect, and do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

                  (b) The Company has heretofore made, and hereafter will make, available to Buyer a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by the Company pursuant to the Exchange Act.

                  (c) Each Company SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

                  (d) Except as set forth in Section 3.5(d) of the Company Letter, since December 31, 1999, neither the Company nor any Subsidiary of the Company nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Subsidiary of the Company, whether or not employed by the Company or any Subsidiary of the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

                  (e) To the knowledge of the Company, no employee of the Company or any Subsidiary of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither the Company nor any Subsidiary of the Company nor any officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

                  SECTION 3.6 NO DEFAULT. Except as set forth in Section 3.6 of the Company Letter, the Company is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws, (ii) any Material Contract that is listed in Section 3.11(b)(i) of the Company Letter, or (iii) any material order, writ, injunction, decree, law, statute, rule, or regulation applicable to the Company or any of its properties or assets.

                  SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as and to the extent disclosed in the Company SEC Reports filed on or before the date hereof, since June 30, 2004 (the "Company Balance Sheet Date"), (i) the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business, (ii) the Company and its Subsidiaries have not sustained any material loss or material interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance), (iii) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options, in the ordinary course of business consistent with past practices; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (v) there has not been (A) any adoption of a new Company Plan (as hereinafter defined), (B) any amendment to a Company Plan increasing benefits thereunder, (C) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the Company Balance Sheet Date, (D) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination agreements in effect as of the Company Balance Sheet Date, or (E) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer,
(vi) there has not been any change in the amount or terms of the indebtedness of the Company or any of its Subsidiaries from the Balance Sheet Date, and (vii) other than amendment of the Company Rights Plan pursuant to Sections 3.30 and 5.9 hereof, amendment of any term of any outstanding security of the Company or any Subsidiary.

                           (b) Except as and to the extent disclosed in the
Company SEC Reports filed on or before the date hereof, since the Company Balance Sheet Date there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" mean, when used with respect to the Company, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Company, taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (i) economic conditions generally in the United States or foreign economies in any locations where the Company and its Subsidiaries have material operations or sales; (ii) conditions generally affecting the industries in which the Company participates, provided, with respect to clauses (i) and (ii), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the Company, (iii) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence on the date of this Agreement and disclosed in the Company Letter; (iv) any action taken by the Company with Buyer's express written consent (except that consent to action taken to respond to a Material Adverse Effect or a Material Adverse Change shall not be deemed any waiver by Buyer as to the event or circumstance giving rise to such Material Adverse Effect or Material Adverse Change); (v) the announcement or pendency of the Merger to the extent the same causes cancellation or delay in placing customer or potential customer orders, (vi) any change in the trading price of the Company's common stock in and of itself; or (vii) any failure, in and of itself, by the Company to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (vi) and (vii), the facts or circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect).

                           (c) Since the Balance Sheet Date, the Company has not
incurred any liabilities (including Tax liabilities), of any nature, whether absolute or contingent, of a type required to be recorded on a balance sheet or disclosed in the notes thereto under GAAP other than liabilities incurred in the ordinary course, none of which would, in the aggregate, have a Material Adverse Effect. As of the date hereof, the Company has only the indebtedness for borrowed money shown in Section 3.7(c) of the Company Letter.

                  SECTION 3.8 PERMITS AND COMPLIANCE. (a) The Company and its Subsidiaries are and at all times have been in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has been in violation of (i) any Company Permits, or (ii) any applicable law, ordinance, administrative, or governmental rule or regulation, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices Act), patient confidentiality, health, health care industry regulation and third-party reimbursement laws including under any Federal Health Care Program (as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the "SSA")), except in the case of any violations of any law, ordinance, administrative, or governmental rule or regulation described in (ii) that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) The Company is not subject to any consent decree
from any Governmental Entity. The Company has not received any warning letter from the FDA during the last three years. The Company has received no communication from any regulatory agency or been notified during the last three years that any product approval is withdrawn or modified or that such an action is under consideration. Without limiting the foregoing, the Company is in compliance, in all respects, with all current applicable statutes, rules, regulations, guidelines, policies or orders administered or issued by the FDA or comparable foreign Governmental Entity including FDA's Quality System Regulation, 21 C.F.R. Part 820; the Company does not have knowledge of any facts which furnish any reasonable basis for any Form FDA-483 observations or regulatory or warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign entity; and since April 30, 1999, there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the Company's products, except set forth in Section 3.8 of the Company Letter. The Company's products, where required, are being marketed under valid pre market notifications under Section 510 (k) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.360(k), and 21 C.F.R. Part 807, Subpart E ("510(k)'s") or pre-market approval applications approved by the FDA in accordance with 21 U.S.C.ss.360(e) and 21 C.F.R. Part 814 ("PMA's"). All 510(k)'s and PMA's for the Company's products are exclusively owned by the Company, and there is no reason to believe that FDA is considering limiting, suspending, or revoking any such 510(k)'s or PMA's or changing the marketing classification or labeling of any such products. To the knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company has obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company. Neither the

Company nor any Subsidiary, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. ss.1001.1001) of the Company or any Subsidiary: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation under any Federal Health Care Program; or
(iv) have been convicted (as defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or
(b)(3) of SSA.

                           (c) There are no contracts or agreements of the
Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the Company or having covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or would reasonably be expected to impair Buyer's ability to conduct its businesses in any material respect.

                  SECTION 3.9 TAX MATTERS. Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns (as hereinafter defined) required to have been filed by them, and such Tax Returns are correct and complete in all respects; (ii) the Company and each of its Subsidiaries has timely paid (taking account of extensions to pay that have been properly obtained) all Taxes (as hereinafter defined) shown on such Tax Returns as having been due; (iii) the Company and each of its Subsidiaries has complied in all respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Company nor any Subsidiary has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or any Subsidiary has notice, are pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and the Company and its Subsidiaries have not received a written notice of any proposed audit or proceeding from the Internal Revenue Service ("IRS") or any other taxing authority; (vi) there is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company and its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law); (vii) the Company and its Subsidiaries have complied with the requirements of Section 482 of the Internal Revenue Code of 1986, as amended (the "Code") and similar laws of foreign jurisdictions with respect to intercompany transactions and have maintained complete and accurate records to substantiate the pricing of such transactions;
(viii) no claim has been made by any taxing authority in any jurisdiction where the Company and its subsidiaries do not file Tax

Returns that they are or may be subject to Tax by that jurisdiction; (ix) neither the Company nor any subsidiary has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is Company; (x) the Company does not have any obligation under any agreement or arrangement with any other Person with respect to Taxes of such other Person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity; (xiv) the unpaid Taxes of the Company and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth or included in the Company's most recent balance sheet as adjusted for the passage of time through the Closing Date, and (xi)
Section 3.9 of the Company Letter sets forth all foreign jurisdictions in which the Company or any of its subsidiaries are subject to Tax, are engaged in business or have a permanent establishment. For purposes of this Agreement: (A) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement, or otherwise), and
(B) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  SECTION 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, any of the Company's or its Subsidiaries properties, assets or business or any Company Plan (as hereinafter defined). Except for any actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) for which the Company's reasonably expected uninsured exposure, in the aggregate, is less than $300,000, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their respective directors, officers, employees, consultants, agents or stockholders, as such, or any of the Company's or the Subsidiaries' properties, assets or business or any Company Plan.

                  SECTION 3.11 CERTAIN AGREEMENTS. (a) Except as set forth in
Section 3.11(a) of the Company Letter, neither the Company or any of its Subsidiaries is a party to any oral or written agreement, program, plan or other arrangement relating to the compensation of employees of the Company, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) (collectively the "Compensation Agreements"), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 3.11(a) of the Company Letter sets forth for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such Person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof. There is no current indebtedness owed to the Company or any of its Subsidiaries from each officer, director or employee of the Company or any of its Subsidiaries.

                           (b) Set forth in Section 3.11(b) of the Company
Letter is a list of all Material Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof or to which any of its assets are bound. Prior to the date hereof, the Company has made available true and complete copies of all such Material Contracts to Buyer. "Material Contracts" means any of the following contracts, agreements or arrangements (other than purchase or sales orders entered into in the ordinary course), whether written or oral, currently in effect and binding:

                                    (i) each "material contract" (as such term
is defined in Item 601(b)(10)(ii) of Regulation S-K promulgated by the Securities Exchange Commission);

                                    (ii) any contract or commitment that
involves a dollar amount in excess of $100,000 or extends for a period of 12 months or more (other than any contract or commitment that is terminable on 90 days notice without penalty);

                                    (iii) any employment contracts with
employees, or other agreement with any agents or consultants involving annual compensation exceeding $100,000;

                                    (iv) any contract with sales or other
agents, brokers, franchisees, distributors or dealers;

                                    (v) any partnership or joint venture
agreement;

                                    (vi) any lease or other occupancy or use
agreements related to Real Estate, or any options, rights of first refusal or other interests in any Real Estate;

                                    (vii) any agreements giving any party the
right to renegotiate or require a reduction in price or refund of payments previously made;

                                    (viii) any agreements for the borrowing or
lending of money and any guaranty agreement or other evidence of indebtedness;

                                    (ix) any agreements that contain any
provisions requiring the Company or any of its Subsidiaries to indemnify any other party thereto other than (A) product warranties of the Company, (B) indemnities set forth in lease agreements related to Real Estate provided pursuant to (vi) above;

                                    (x) any agreement for the sale of goods or
services to any Governmental Entity;

                                    (xi) any agreement granting any Person a
Lien on any of the assets of the Company or any of its Subsidiaries;

                                    (xii) any bonus, executive or deferred
compensation, profit sharing, pension or retirement, stock option or stock purchase, hospitalization, insurance, medical reimbursement or other plan, agreement or arrangement or practice providing employee or executive benefits to any officer or employee or former officer or former employee;

                                    (xiii) any non-competition or
confidentiality agreement relating to the business of the Company or any of its Subsidiaries or any other contract restricting its right to conduct the business of the Company or any of its Subsidiaries at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business; or

                                    (xiv) any license agreement granting any
right to use or practice any rights under any Intellectual Property (whether inbound or outbound).

                           (c) Except as set forth on Section 3.11(c) of the
Company Letter, and except as would not, individually or in the aggregate, have a Material Adverse Effect: each Material Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the knowledge of the Company, any other party thereto) is in default under any Material Contract, and none of such Material Contracts has been canceled by the other party thereto; each Material Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiaries party thereto which would entitle the other party to such Material Contract to terminate the same or declare a default or event of default thereunder; to the knowledge of the officers of the Company and its Subsidiaries, the Company and its Subsidiaries are not in receipt of any claim of default under any such agreement.

                  SECTION 3.12 ERISA. (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Buyer a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the applicable government agency, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
(vii) the most recent determination letter or opinion letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (viii) any request for a determination currently pending before the IRS, (ix) all correspondence with the IRS, the Department of Labor, or Pension Benefit Guaranty Corporation relating to any outstanding controversy or with respect to any matter that has been resolved in the previous three years and (x) all forms and certificate samples used to comply with Sections 4980, 9801 and 9802 of the Code. Each Company Plan complies in form and has complied in operation in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Except as set forth in Section 3.12(a) of the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has had any obligation to contribute to any Company Multiemployer Plan within the past six (6) years. No action has been taken, or is currently being considered, to terminate or withdraw from any Company Plan subject to Title IV of ERISA and there is no reason to believe the Pension Benefit Guaranty Corporation would initiate the termination of any such Plan. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                           (b) Except for routine contributions due and owing,
with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary or ERISA Affiliate or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other applicable law. All Company Plans that are intended to be qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any material liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by
Section 4980B of the Code.

                           (c) As used herein, (i) "Company Plan" means a
"pension plan" (as defined in Section 3(2) of ERISA (including a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), and any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c),
(m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                           (d) Section 3.12(d) of the Company Letter contains a
list of all (i) severance and employment agreements with employees of the Company and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

                           (e) Except as set forth in Section 3.12(e) of the
Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated hereby including, without limitation, the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                           (f) There is no Company Plan that is subject to the
laws of a foreign government or jurisdiction.

                  SECTION 3.13 COMPLIANCE WITH WORKER SAFETY LAWS. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws.

                  SECTION 3.14 PRODUCTS. Since December 31, 1999, other than service support claims made in the ordinary course of business regarding the Company's products currently under warranty, neither the Company nor any of its Subsidiaries has received a claim for or based upon breach of product or service warranty or guaranty or similar claim, strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and there is no basis for any such claim.

                  SECTION 3.15 LABOR AND EMPLOYMENT MATTERS. (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries or by any Person pursuant to the National Labor Relations Act or any comparable state agency or foreign law pending or threatened in writing with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that may interfere with the respective business activities of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the employment of labor.

                           (b) Except for such incorrect classifications as
would not be expected to result in a liability of more than $300,000 in the aggregate, (i) all individuals who are performing consulting or other services for the Company or any Subsidiary of the Company are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be and (ii) all employees of the Company and any Subsidiary of the Company have been correctly classified as "exempt" or "non-exempt" under the Fair Labor Standards Act.

                           (c) Section 3.15(c) of the Company Letter contains a
list of the name of each officer, employee and independent contractor of the Company and each Subsidiary of the Company, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has made available to Buyer all form 1099s filed with the IRS for the past three years.

                  SECTION 3.16 INTELLECTUAL PROPERTY. (a) As used herein, the term "Intellectual Property" means all intellectual property rights arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing (collectively, "Marks"); (ii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights"); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, "Trade Secrets").

                           (b) Section 3.16(b)(1) of the Company Letter sets
forth an accurate and complete list of all registered Marks and applications for registration of Marks owned by the Company or any of its Subsidiaries (collectively "Company Registered Marks"), Section 3.16(b)(2) of the Company Letter sets forth an accurate and complete list of all Patents owned by the Company or any of its Subsidiaries (collectively the "Company Patents" and, together with the Company Registered Marks and the Company Patents, the "Company Registered IP"). Neither the Company nor any Subsidiary owns any registered Copyrights or pending applications for registration of Copyrights. No Company Registered IP has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. The Company Registered IP relating to the Company's existing products and products currently under development is valid, subsisting and, to the knowledge of the Company, enforceable, and no notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company or any of its Subsidiaries. Except as may be set forth in Section 3.16(b) of the Company Letter, (i) the Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP, and (ii) all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid, except for any such actions and failures as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) The Company and its Subsidiaries have taken
reasonable steps to protect their rights in the Intellectual Property owned by the Company or its Subsidiaries and maintain the confidentiality of all material Trade Secrets of the Company or its Subsidiaries. All current or former employees, consultants and contractors who have participated in the creation of any Intellectual Property that is used by the Company or its Subsidiaries have entered into proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been made available to Buyer).

                           (d) The Company or its Subsidiaries own, or possess
adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's businesses. None of the Intellectual Property owned by the Company or its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or its Subsidiaries.

                           (e) The rights licensed under each agreement granting
to the Company any material right or license under or with respect to any Intellectual Property owned by a third party shall be exercisable by the Surviving Corporation on and after the Closing to the same extent in all material respects as by the Company or its Subsidiaries prior to the Closing. No loss or expiration of any such agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Any and all license fees, royalties, or other amounts due with respect to any such licensed Intellectual Property licensed have been paid in full. Neither the Company nor any of its Subsidiaries has granted to any third party any exclusive rights under any Intellectual Property owned by the Company or its Subsidiaries or otherwise granted any rights under such Intellectual Property outside the ordinary course of business.

                           (f) The Intellectual Property owned by or validly
licensed to the Company and its Subsidiaries constitutes all the material Intellectual Property rights necessary for the conduct of the Company's business as it is currently conducted and contemplated to be conducted.

                           (g) None of the products or services distributed,
sold or offered by the Company and its Subsidiaries, nor any technology, materials or Intellectual Property used, sold, distributed or otherwise commercially exploited by or for the Company and its Subsidiaries, in any material respect, infringes upon, misappropriates or violates any Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or claim asserting or suggesting in writing that any such infringement, misappropriation, violation, or dilution, unfair competition or trade practices has occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor. To the knowledge of the Company, (i) no third party is, in any material respect, misappropriating or infringing any material Intellectual Property owned by the Company or its Subsidiaries and (ii) no third party has made any unauthorized disclosure of any material Trade Secrets of the Company or its Subsidiaries.

                  SECTION 3.17 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class (the "Company Stockholder Approval") is required to approve this Agreement. No other vote of the security holders of the Company, including without limitation the holders of Company Preferred Stock, is required by law, the Company Charter or the By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  SECTION 3.18 ACCOUNTS RECEIVABLE. Except as would not result in a Material Adverse Change in the Company, all of the accounts and notes receivable of the Company set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the Financial Statements) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) except as set forth on
Section 3.18(iii) of the Company Letter, are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset.

                  SECTION 3.19 INVENTORIES. Except as would not result in a Material Adverse Change in the Company, all inventories of the Company consist of items of merchantable quality and quantity usable or saleable (free of any material defect or deficiency) in the ordinary course of business, are saleable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. Except as set forth in Section 3.19 of the Company Letter and except as would not result in a Material Adverse Change in the Company, the quantities of all inventories, materials, and supplies of the Company (net of the obsolescence reserves therefor shown in the Financial Statements and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company.

                  SECTION 3.20 ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and
(iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

                           (b) The Company and its Subsidiaries are and have
been in compliance in all material respects with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance in all material respects with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

                           (c) Neither the Company nor any of its Subsidiaries
has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of their respective properties or any other properties other than in compliance with Applicable Law, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of their respective properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, or (iii) any knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability, or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.20 of the Company Letter.

                           (d) No Environmental Law imposes any material
obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                           (e) There are no environmental assessments or audit
reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

                           (f) Neither the Company nor any of its Subsidiaries
has exposed any employee or third party to any Hazardous Substances or condition that has subjected or may subject the Company to material liability under any Environmental Law.

                           (g) No underground storage tanks, asbestos-containing
material, or polychlorinated biphenyls have ever been located on property or properties presently or formerly owned or operated by the Company or any of its Subsidiaries.

                           (h) Neither the Company nor any of its Subsidiaries
has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

                           (i) Neither the Company nor any of its Subsidiaries
is required to make any material capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Entity could take action that would require such material capital or other expenditures.

                  SECTION 3.21 SUPPLIERS AND DISTRIBUTORS. (a) Neither the Company nor any of its Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier, including without limitation any sole source supplier, will not sell raw materials, supplies, merchandise and other goods to the Company of any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and its Subsidiaries, subject only to general and customary price increases, except for supplies as to which comparable raw materials, supplies, merchandise, or other goods are readily available from other sources on comparable terms and conditions.

                           (b) Neither the Company nor any of its Subsidiaries
has received any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of the Company or its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.22 INSURANCE. Section 3.22 of the Company Letter contains a list of all policies of title, property, fire, casualty, liability, life, business interruption, product liability, sprinkler and water damage, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company or any of its Subsidiaries in each case which are in force as of the date hereof (the "Insurance Policies"). All of the Insurance Policies are maintained with reputable insurance carriers, and provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets. The Company or a Subsidiary of the Company has made any and all payments required to maintain the Insurance Policies in full force and effect. Neither the Company nor any of its Subsidiaries has received written notice of default under any Insurance Policy, and has not received written notice or, to the knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any Insurance Policy.

                  SECTION 3.23 TRANSACTIONS WITH AFFILIATES. (a) For purposes of this Section 3.23, the term "Affiliated Person" means (i) any holder of more than 5% of the Company Capital Stock, (ii) any director or officer of the Company, (iii) any member of the immediate family of any of such persons, or
(iv) any Person that is controlled by any of the foregoing.

                           (b) Since the Company Balance Sheet Date, the Company
and its Subsidiaries have not, in the ordinary course of business or otherwise,
(i) purchased,
leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

                           (c) (i) the contracts of the Company and its
Subsidiaries do not include any obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (ii) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary, and (iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

                           (d) No Affiliated Person of any of the Company or any
Subsidiary is a party to any contract with any customer or supplier of the Company or any Subsidiary that affects in any manner the business, financial condition or results of operation of the Company or any Subsidiary.

                  SECTION 3.24 ACCURACY OF INFORMATION. (a) This Agreement, together with the Company Letter, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The documents described or listed in the Company Letter that have been previously made available to Buyer are accurate and complete copies thereof.

                           (b) None of the information supplied by the Company
for inclusion or incorporation by reference in the proxy statement relating to the matters to be submitted to the Company's stockholders at the Company Stockholder Meeting (the "Proxy Statement") will, at the date mailed to stockholders of the Company at the time of the Company Stockholder Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under whey they are made not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The representations and warranties contained in this Section 3.22 do not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company by Buyer specifically for use therein.

                  SECTION 3.25 TITLE TO AND SUFFICIENCY OF ASSETS. (a) As of the date hereof, the Company and its Subsidiaries own, and as of the Effective Time the Company and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as set forth in Section 3.25(a) of the Company Letter and except for Permitted Liens. Such assets, together with all assets held by the Company and its Subsidiaries under leases and licenses of Intellectual Property, include all tangible and intangible personal property, contracts and rights necessary for the operation of the business of the Company as presently conducted.

                           (b) As of the date hereof, the Company does not own
any Real Estate. All Real Estate leases held by the Company and its Subsidiaries, are adequate for the operation of the businesses of the Company as presently conducted. The leases to all Real Estate occupied by the Company and its Subsidiaries are listed in Section 3.25(b) of the Company Letter in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any Subsidiary or, to the knowledge of the Company, any other Person who is a party signatory thereto. For purposes of this Agreement, "Real Estate" means, with respect to the Company or any Subsidiary, as applicable, all of the fee, if any, or leasehold ownership right, title and interest of such Person, in and to all real estate and improvement owned or leased by any such Person and which is used by any such Person in connection with the operation of its business.

                           (c) As used herein, "Permitted Liens" shall mean (a)
Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, and (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business which are either for sums not yet delinquent or are immaterial in amount and being contested in good faith.

                  SECTION 3.26 BROKERS. Except as disclosed in Section 3.26 of the Company Letter, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and Section 3.26 of the Company Letter sets forth the maximum amount payable to any broker, investment banker or other Person in connection herewith.

                  SECTION 3.27 INTERNAL CONTROLS AND PROCEDURES. The Company has designed and maintains "disclosure controls and procedures" as defined in Rules 13(a)-15(e) and 15(d)-15(e) of the Exchange Act) required to ensure that material information relating to the Company and its Subsidiaries is made known to the executive officers of the Company by others within those entities. The executive officers of the Company have, within 90 days of the date hereof, evaluated the effectiveness of the Company's internal controls and have determined that there are no significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data. The officers of the Company have identified for the Company's auditors any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.


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

                  SECTION 3.28 CERTAIN BUSINESS PRACTICES. None of the Company, any of its Subsidiaries or, to the Company's knowledge, any directors or officers, agents or employees of the Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

                  SECTION 3.29 OPINION OF FINANCIAL ADVISOR. Piper Jaffray & Co. (the "Company Financial Advisor") has delivered to the Company Board its opinion to the effect that as of the date such opinion was delivered, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of shares of Company Common Stock (the "Company Fairness Opinion"). The Company has been authorized by the Company Financial Advisor to permit, subject to the prior review and consent by the Company Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Company Fairness Opinion (or a reference thereto) in the Proxy Statement. As of the date hereof, such opinion has not been withdrawn, revoked or modified. A true and complete copy of the Company Fairness Opinion will be delivered to Buyer promptly after receipt by the Company of written confirmation thereof.

                  SECTION 3.30 COMPANY RIGHTS AGREEMENT. The Company has amended the Company Rights Agreement (a copy of which amendment has been provided to Buyer on or prior to the date hereof) so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not on the date hereof or as the result of the passage of time (i) result in any person being deemed to be an "Acquiring Person" (as defined in the Company Rights Agreement); (ii) result in the ability of any person to exercise any Company Rights under the Company Rights Agreement; (iii) enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable; or (iv) enable the Company to exchange any Company Rights for shares of Company Common Stock, pursuant to Section 24 of the Company Rights Agreement or otherwise. No "Distribution Date" (as such term is defined in the Company Rights Agreement) has occurred or will occur as a result of the entering into of this Agreement. Copies of the Company Rights Agreement, and all amendments thereto, have previously been made available to Buyer.

                  SECTION 3.31 TAKEOVER STATUTES. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar Applicable Law, will not apply to Buyer or Sub with respect to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS


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

                  SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as expressly permitted by clauses (a)(i) through (xxviii) of this
Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), prior to the Effective Time:

                           (a) The Company shall not, and shall cause its
Subsidiaries not to, without the prior written consent of Buyer:

                                    (i) (A) declare, set aside or pay any
dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the redemption or repurchase at cost of shares repurchased from employees upon termination of employment);

                                    (ii) issue, deliver, sell, pledge, dispose
of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms;

                                    (iii) amend the Company Charter or by-laws;

                                    (iv) acquire or agree to acquire by merging
or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business;

                                    (v) alter through merger, liquidation,
reorganization, restructuring or any other fashion the corporate structure of any Subsidiary of the Company (other than any wholly owned Subsidiary or foreign Subsidiary that would be wholly owned but for a nominal number of director or similar shares being owned by a foreign national as required by the law of the jurisdiction of such foreign Subsidiary's organization);

                                    (vi) sell, lease or otherwise dispose of, or
agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice;

                                    (vii) incur any indebtedness for borrowed
money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, except pursuant to existing lines of credit and other outstanding debt instruments as of the date of this Agreement;

                                    (viii) adopt a plan of complete or partial
liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger) or otherwise permit its corporate existence, or any of the rights or franchises or any license, permit or authorization under which the business operates to be suspended, lapsed or revoked;

                                    (ix) enter into or adopt any, or amend any
existing, severance plan, agreement or arrangement or enter into or amend any Company Plan, employment, or any consulting agreement;

                                    (x) hire additional employees, consultants
or other independent contractors or increase the compensation payable or to become payable to its directors, officers or employees (except for the hiring of new employees in the ordinary course of business consistent with past practice each of whose compensation does not exceed $80,000 per year, and increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not officers of the Company) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into, or, except as may be required to comply with Applicable Law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                                    (xi) knowingly violate or knowingly fail to
perform any obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                                    (xii) make any change to accounting policies
or procedures (other than actions required to be taken by generally accepted accounting principles);

                                    (xiii) prepare or file any Tax Return
inconsistent with its past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                                    (xiv) fail to file in a timely manner any
Tax Returns (except as to filings for which a proper extension has been obtained) that become due or fail to pay any Taxes that become due;

                                    (xv) make or rescind any express or deemed
election relating to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

                                    (xvi) commence any litigation or proceeding
with respect to any material Tax liability or settle or compromise any material Tax liability or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

                                    (xvii) except for sales of inventory in the
ordinary course of business and
the hiring of employees in the ordinary course of business as permitted in subsection (x), enter into, renew, terminate or amend any Material Contract; or purchase or lease any real property;

                                    (xviii) pay, discharge or satisfy any
material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

                                    (xix) create or form any Subsidiary or make
any other investment in another Person (other than short term investments for the purpose of cash management only);

                                    (xx) modify the standard warranty terms for
products sold by the Company or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company;

                                    (xxi) make or authorize any new capital
expenditure or expenditures that individually is in excess of $80,000 or in the aggregate are in excess of $160,000;

                                    (xxii) allow any of the Company's
Intellectual Property rights relating to the Company's existing products or products currently under development to be disclosed, other than under appropriate non-disclosure agreements, abandoned, or otherwise become unavailable to the Company on the same terms and conditions as such rights were available to the Company as of the date of this Agreement;

                                    (xxiii) (A) enter into any exclusive
license, distribution, marketing or sales agreements; (B) enter into any commitment to any person to (1) develop software without charge, (2) incorporate any software into any of the Company's products other than pursuant to valid license agreements executed in the ordinary course of business, or (3) enter into any license, distributorship, or sales agreement that by its terms would purport to relate to any of the products of Buyer or its affiliates; (C) sell, transfer or otherwise dispose of any Intellectual Property other than sales of its products and other non-exclusive licenses that are in the ordinary course of business and consistent with past practices, or (D) grant "most favored nation" pricing to any Person;

                                    (xxiv) allow any insurance policy relating
to the Company's business to be amended or terminated without replacing such policy without a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

                                    (xxv) enter into or amend any contract,
agreement, commitment or arrangement with any Affiliated Person;

                                    (xxvi) fail to make in a timely manner any
filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

                                    (xxvii) knowingly take any action that would
result in a failure to maintain trading of the Company Common Stock on the Nasdaq National Market; or

                                    (xxviii)authorize, propose (other than in a
request to Buyer for consent pursuant to this Section 4.1(a)) or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                           (b) The Company shall:

                                    (i) maintain its assets and properties in
the ordinary course of business in the manner historically maintained, reasonable wear and tear, damage by fire and other casualty excepted;

                                    (ii) promptly repair, restore or replace all
assets and properties in the ordinary course of business consistent with past practice;

                                    (iii) upon any damage, destruction or loss
to any of its assets or properties, apply any and all insurance proceeds, if any, received with respect thereto to the prompt repair, replacement and restoration thereof;

                                    (iv) comply with all Applicable Laws;

                                    (v) take all actions necessary to be in
compliance with all Material Contracts and to maintain the effectiveness of all Company Permits;

                                    (vi) notify Buyer in writing of the
commencement of any action, suit, claim, investigation or other like proceeding by or against the Company; and

                                    (vii) pay accounts payable and pursue
collection of its accounts receivable in the ordinary course of business, consistent with past practices.

ARTICLE V
ADDITIONAL AGREEMENTS

                  SECTION 5.1 ACCESS TO INFORMATION. (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company and each of its Subsidiaries shall afford to the Buyer and its Subsidiaries and each of their accountants, counsel, financial advisors and other representatives of Buyer, reasonable access, and permit them to make such inspections as they may reasonably require of all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause its Subsidiaries to promptly make available to Buyer all personnel of the Company or its Subsidiaries knowledgeable about matters relevant to such inspections as reasonably requested by Buyer. No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Buyer and its representatives pursuant to this Section
5.1 shall be kept confidential in accordance with the Confidentiality Agreement dated July 12, 2004 between Buyer and the Company (the "Confidentiality Agreement").

                           (b) The Company agrees to provide Buyer and its
agents and representatives with reasonable access to its employees during normal working hours following the date of this Agreement, and after consultation with the Company to, among other things, deliver offers of continued employment contingent upon Closing and to provide information to such employees about Buyer; PROVIDED, HOWEVER, that the Company and its agents and representatives shall be permitted to participate in such activities.

                           (c) During the Pre Closing Period, the Company shall,
and shall cause its Subsidiaries to, permit Buyer's senior officers to meet during normal working hours with the controller and other officers of the Company responsible for the Company's financial statements and the internal controls of the Company and its Subsidiaries to discuss such matters as Buyer may deem necessary or appropriate for Buyer to satisfy its obligations under the Sarbanes Oxley Act.

                  SECTION 5.2 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement in accordance with its terms and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

                  SECTION 5.3 NO SOLICITATION OR NEGOTIATION. (a) Between the date hereof and the earlier of the termination of this Agreement and the Closing Date, the Company will not, and will cause its Subsidiaries, and each of their respective officers, directors, employees, agents, representatives or affiliates not to, directly or indirectly, take any of the following actions with any Person other than Buyer and Sub: (i) solicit, initiate, entertain, encourage or facilitate any proposals or offers from, or conduct discussions with or engage in negotiations with any Person relating to an Alternative Transaction; (ii) provide information with respect to it to any Person, other than Buyer and Sub, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, an Alternative Transaction; or (iii) enter into any agreement with any Person providing for an Alternative Transaction. Notwithstanding the foregoing, the Company Board will be permitted, prior to obtaining Company Stockholder Approval, and subject to compliance with the other terms of this Section 5.3 and to first entering into a confidentiality agreement with the Person proposing an Alternative Transaction (an "Acquisition Proposal") on terms substantially similar to, and no less favorable to the Company than, those contained in the Confidentiality Agreement, in response to a bona fide written Acquisition Proposal that is, or could reasonably be believed to constitute, a Superior Proposal to consider and participate in discussions and negotiations with respect to such proposal and provide information in connection therewith.

                           (b) As used in this Agreement:

                                    (i) "Alternative Transaction" means any of
(i) a transaction pursuant to which any Person (or group of Persons) other than Buyer or Sub, directly or indirectly, acquires or would acquire more than 10% of the outstanding shares of Company Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, reorganization, share exchange, consolidation or other business combination involving the Company (other than the Merger), (iii) any transaction pursuant to which any Person (or group of Persons) other than Buyer or Sub acquires or would acquire control of assets (including for this purpose the outstanding equity securities of any Subsidiary) of the Company representing more than 10% of the fair market value of all the assets, net revenues or net income of the Company on a consolidated basis immediately prior to such transaction, (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Company Capital Stock immediately prior to such transaction do not, in the aggregate, own at least 90% of the outstanding shares of capital stock and outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof, or (v) any other transaction that is conditioned or predicated on the Merger not being completed in accordance with the terms of this Agreement or is intended or could reasonably be expected to result in the Merger not being so completed; and

                                    (ii) "Superior Proposal" means a bona fide
written proposal (not solicited by or on behalf of the Company or any of its Subsidiaries or any of their respective officers, directors, employees, agents or representatives after the date hereof or otherwise resulting from a breach of
Section 5.3(a)) made by a third party after the date of this Agreement that if consummated would result in such third party (or the holders of its equity) owning, directly or indirectly, more than 50% of the shares of Company Capital Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, which the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) to be (A) more favorable to the stockholders of the Company from a financial point of view than the Merger and the transactions contemplated by this Agreement (taking into account all the terms and conditions of such proposal and this Agreement including any changes to the financial terms of this Agreement proposed by Buyer in response to such offer or otherwise), and (B) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                           (c) The Company will notify Buyer as promptly as
practicable (but in no event later than 48 hours) orally, to be promptly followed up in writing, after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or of its Subsidiaries by any Person that informs the Company Board that it is considering making or has made an Acquisition Proposal. Such notice to Buyer will be made orally and in writing, and will indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any of its Subsidiaries and the material terms (including the amount) of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. The Company will keep Buyer informed, on a reasonably current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. The Company will also as promptly as practicable, and in any event within 48 hours, notify Buyer, orally and promptly followed up in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 5.3(a).

                           (d) Neither the Company Board nor any committee
thereof will (i) (A) withdraw (or modify in a manner adverse to Buyer) the recommendation by the Company Board or any such committee in favor of this Agreement and the Merger, (B) determine that this Agreement or the Merger is no longer advisable, (C) recommend that the stockholders of the Company reject this Agreement or the Merger, (D) resolve, agree or propose publicly to take any such actions, or (E) recommend the approval or adoption of any Acquisition Proposal, unless in each case, a bona fide written Acquisition Proposal that constitutes a Superior Proposal has been made and the Company Board or a committee thereof determines in good faith (after consultation with outside legal counsel) that failure to take any such action would be inconsistent with its fiduciary duties under Applicable Law, (ii) adopt or approve any Acquisition Proposal or withdraw its approval of this Agreement or the Merger (except as permitted under Section 5.3(d)(i), or resolve or agree to take any such actions except as specifically permitted by this Section 5.3(d), (iii) without limiting Section 5.3(d)(i), propose publicly to adopt or approve any Acquisition Proposal or propose publicly to withdraw its approval of this Agreement or the Merger or resolve or agree to take any such actions, or (iv) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum or understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or another agreement (each, an "Alternative Acquisition Agreement") constituting or related to, or which is intended or reasonably likely to lead to any Alternative Transaction or Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.3(a)) or resolve or agree to take any such actions (each board action set forth in clauses (i)-(iv) of this Section 5.3(d) being referred to herein as a "Company Adverse Recommendation Change"). Notwithstanding the foregoing, prior to obtaining Company Stockholder Approval, the Company Board may in response to a bona fide written Acquisition Proposal that constitutes a Superior Proposal, terminate this Agreement pursuant to
Section 7.1(g) and concurrently approve, recommend and authorize the Company to enter into a binding Alternative Acquisition Agreement containing the terms of a Superior Proposal; PROVIDED, HOWEVER, that (1) the Company Board may not terminate this agreement pursuant to Section 7.1(g), and any purported termination pursuant to Section 7.1(g) will be void and of no force or effect, unless the Company has complied with all provisions of this Section 5.3, including the notification provisions in this Section 5.3, and with all applicable requirements of Section 7.5 (including the payment of the Termination Fee prior to or simultaneously with such termination) and (2) the Company may not exercise its right to terminate this Agreement pursuant to Section 7.1(g),
(x) until after the second business day following Buyer's receipt of written notice from the Company advising Buyer that the Company Board has received a Superior Proposal and that the Company Board will, subject to any action taken by Buyer pursuant to this sentence, cause the Company to accept such Superior Proposal, which notice will specify the terms and conditions of the Superior Proposal and identify the Person making such a Superior Proposal (a "Notice of Superior Proposal") (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal will require a new Notice of Superior Proposal and a new two business day period), and (y) unless after such second business day such Superior Proposal remains a Superior Proposal and the Company Board so determines in accordance with the definition of "Superior Proposal". Notwithstanding the foregoing, unless and until this Agreement is terminated in accordance with Section 7.1(g), nothing in this
Section 5.3 will affect the obligations of the Company or the rights of Buyer or

Sub under any other provision of this Agreement, including the obligation of the Company to seek the Company Stockholder Approval pursuant to Section 5.6.

                           (e) The Company will, and will cause its Subsidiaries
and their respective officers, directors, agents and representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Buyer and its representatives) conducted heretofore with respect to any of the foregoing and will use its best efforts to cause all persons other than Buyer who have been furnished with confidential information regarding the Company in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 10 months prior to the date hereof promptly to return or destroy such information. The Company agrees not to, and to cause its Subsidiaries not to, release any third party from the confidentiality and stand still provisions of any agreement to which the Company or its Subsidiaries is a party or becomes a party, and will immediately take all steps necessary to terminate any approval that may have heretofore been given under any such provisions authorizing any Person to make an Acquisition Proposal, unless the Company Board determines in good faith that such Acquisition Proposal is a Superior Proposal.

                           (f) The Company will ensure that the officers,
directors and all employees agents and representatives of the Company or its Subsidiaries are aware of the restrictions in this Section 5.3 as reasonably necessary to avoid violations thereof. Any violation of the restrictions set forth in this Section 5.3 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant, or other retained representative) of the Company or its Subsidiaries, at the direction or with the consent of the Company or its Subsidiaries, will be deemed to be a breach of this Section 5.3 by the Company.

                  SECTION 5.4 COOPERATION. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement and each of the other Transaction Documents, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of any filings or notifications that must be made under the HSR Act or otherwise to any Governmental Entities; (ii) cooperate in the preparation and filing of the Proxy Statement; (iii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Buyer or the Company, for the consummation of the transactions contemplated by this Agreement; (iv) contest any legal proceeding relating to the Merger; and
(v) execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The Company agrees to use all reasonable efforts to encourage its employees to accept any reasonable offers of employment extended by Buyer. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                           (b) Buyer and the Company will consult and cooperate
with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

                           (c) Notwithstanding any provision of this Agreement
or otherwise, in connection with the compliance by the parties hereto with any Applicable Law (including the HSR Act and similar merger notification laws or regulations of any foreign Governmental Entity) and obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Buyer shall not be required, or be construed to be required, to proffer to, or agree to: (i) sell or hold separate, or agree to sell or hold separate, before or after the Effective Time, any assets, businesses or any interests in any assets or businesses, of Buyer, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Buyer or the Company of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Buyer or the Company of any assets or businesses, (ii) enter into any agreement or be bound by any obligation that, in Buyer's good faith judgment, would likely have an adverse effect on the benefits to Buyer of the transactions contemplated by this Agreement, or (iii) take any other action that, in Buyer's good faith judgment, would be adverse to Buyer.

                  SECTION 5.5 COMPANY STOCK OPTIONS. (a) The Company shall take all requisite action so that, as of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, by virtue of the Merger and without further action on the part of Buyer, Sub, the Company or the holder of that Company Stock Option, shall be cancelled and converted into the right to receive, on the date that is five days after the Closing Date, an amount in cash, without interest, equal to (i) the Option Share Amount multiplied by (ii) the aggregate number of shares of Company Common Stock into which the applicable Company Stock Option was exercisable immediately prior to the Effective Time (whether or not then vested or exercisable by its terms). The payment of the Option Share Amount to the holder of a Company Stock Option shall be reduced by any income or employment Tax withholding required under (A) the Code, or (ii) any applicable state, local or foreign Tax Laws. To the extent that any amounts are withheld, such amounts shall be treated for all purposes as having been paid to the holder of that Company Stock Option.

                           (b) The "Option Share Amount" means (i) the Per Share
Amount less (ii) the exercise or purchase price per share of Company Common Stock subject or related to the applicable Company Stock Option.

                           (c) The Company shall take all action necessary in
implementing the provisions of this Section 5.5, including amendment of the Company Stock Option Plans or the related option agreements pursuant to a resolution of the Board of Directors in form and substance satisfactory to Buyer, and to ensure that, after giving effect to the foregoing, no Company Stock Option shall be exercisable for Company Common Stock following the Effective Time. At the Effective Time, all Company Stock Options shall be cancelled and all Company Stock Option Plans shall terminate, and the Company shall take all actions to ensure that such cancellations and terminations occur. All administrative and other rights and authorities granted under any Company Stock Option Plan to the Company, the board of directors of the Company or any committee or designee thereof, shall, following the Effective Time, reside with the Surviving Corporation.

                           (d) The parties agree that the Buyer, the Company and
its Subsidiaries will treat all payments to holders of options pursuant to this
Section 5.5 of this Agreement as occurring after the Closing Date and accordingly will treat such payments as governed for federal income tax purposes by the "Next Day Rule" under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B). Accordingly, the parties shall, and shall cause all parties related to the Company pursuant to Section 267(b) of the Code to, treat such payments as occurring no earlier than the beginning of the day following the Closing Date and all Tax Returns shall be filed consistently therewith.

                  SECTION 5.6 STOCKHOLDER APPROVAL. (a) The Company shall call a meeting of its stockholders to be held as soon as reasonably practical for the purpose of obtaining the Company Stockholder Approval. The Company Board will use its best efforts to obtain the Company Stockholder Approval. The Company Board will recommend that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger, subject to its fiduciary duties in respect of a Superior Proposal and in compliance by the Company with
Section 5.3.

                           (b) As promptly as practicable after the execution of
this Agreement, the Company shall prepare the Proxy Statement and other proxy materials relating to the adoption and approval of this Agreement and the Merger and the other transactions contemplated hereby by the stockholders of the Company. The Proxy Statement will comply in form in all material respects with applicable law and SEC requirements and the Company shall use all commercially reasonable efforts to cause the Proxy Statement to be cleared for use by the SEC as soon thereafter as practicable. The Company shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the date hereof. Each of Buyer and the Company shall furnish all information concerning it (and its respective Subsidiaries) to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Buyer and the Company, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other party's approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 5.3, the Proxy Statement shall include the unanimous recommendation of the Company Board in favor of the Merger.

                  SECTION 5.7 PUBLIC ANNOUNCEMENTS. The parties have agreed on the content of the press release to be issued by them upon entry into this Agreement. Buyer and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

                  SECTION 5.8 NOTIFICATION OF CERTAIN MATTERS. Buyer shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Buyer, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Buyer or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Buyer or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.9 TAKEOVER STATUTES. If any Takeover Statute or any similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

                  SECTION 5.9 COMPANY RIGHTS AGREEMENT. The Company Board shall take all further action (in addition to that referenced in Section 3.30) to the extent necessary (including amending the Company Rights Agreement) in order to ensure that following or as a result of the execution of this Agreement, or the consummation of the transactions contemplated hereby, (i) no person shall be deemed to be an Acquiring

Person; (ii) no person shall have the ability to exercise any Company Rights under the Company Rights Agreement; (iii) no Company Rights shall have separated from the Company Common Stock to which they are attached or become exercisable; and (iv) the Company shall not have the right to exchange any Company Rights for shares of Company Common Stock, pursuant to Section 24 of the Company Rights Agreement or otherwise. Except in connection with the foregoing sentence, the Company Board shall not, without the prior written consent of Buyer, (A) amend the Company Rights Agreement, or (B) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company Rights, in each case in order to facilitate any Acquisition Proposal with respect to the Company; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, the Company Board may (X) amend the Company Rights Agreement solely for the purpose of extending the Distribution Date thereunder to that time immediately prior to the consummation of an unsolicited exchange or tender offer by a third party and (Y) take any action in connection with the Company Rights Agreement that is required by order of a court of competent jurisdiction.

                  SECTION 5.10 SECTION 16 MATTERS. Buyer, Sub and the Company agree to cooperate fully in the structuring and timing of any dispositions and acquisitions of equity securities by directors and officers (as defined in Rule 16a-1 under the Exchange Act) of the Company pursuant to the transactions contemplated by this Agreement and to take, and cause their respective boards of directors or compensation committees to take, prior to the Effective Time, any and all such actions as may be reasonably necessary to afford an exemption from liability under Section 16(b) of the Exchange Act for such acquisitions and dispositions.

                  SECTION 5.11 EMPLOYEE BENEFIT MATTERS. (a) With respect to each employee benefit plan of Buyer ("Buyer Benefit Plan") in which employees of the Company and its Subsidiaries ("Company Employees") participate after the Effective Time, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement, service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Buyer; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the corresponding Company Plan. To the extent required by Applicable Law, Buyer shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under Buyer Benefit Plans to be waived with respect to such Company Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Effective Time for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Buyer Benefit Plans in which they are eligible to participate after the Effective Time.

                           (b) The parties hereto acknowledge and agree that all
provisions contained in this Section 5.11 with respect to employees are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including, without limitation, any employees, former employees, any participant in any Company Plan or any beneficiary thereof or (ii) to continued employment with the Company or Buyer. After the Effective Time, nothing contained in this Section 5.11 shall interfere with Buyer's right to amend, modify or terminate any Company Plan or Buyer Benefit Plan or to terminate the employment of any employee of the Company for any reason. Notwithstanding anything herein to the contrary, Buyer shall take no action to amend, modify or terminate, and Buyer shall take all action necessary to assume the Company's obligations under the employment agreements set forth in Section 3.11(b)(iii) of the Company Letter.

                  SECTION 5.12 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable Law to), each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "Indemnified Persons") against
(i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time, and for which indemnification has been provided by the Company in accordance with Applicable Law ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors and officers. Nothing contained herein shall make Buyer, Sub, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.12 relieve the obligations of any insurer in respect thereto. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.12. This
Section 5.12 shall survive the consummation of the Merger at the Effective Time, is intended to benefit each Indemnified Person and his or her heirs and representatives, each of whom may specifically enforce its terms against Buyer or the Surviving Corporation, and shall be binding on all successors and assigns of Buyer and the Surviving Corporation. This Section 5.12 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or By-laws as presently in effect.

                           (b) From and after the Effective Time, the Surviving
Corporation shall fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Certificate of Incorporation or By-laws as in effect immediately prior to the Effective Time.

                           (c) At Buyer's option, Buyer will either: (i) cause
the Surviving Corporation to purchase tail liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy for a period of six (6) years after the Effective Time on terms no less favorable than those of the Company's present directors' and officers' liability insurance policy; PROVIDED, HOWEVER, that in no event will Buyer or the Surviving Corporation be required to pay in excess of 300% of the annual premium most recently paid by the Company for such coverage; PROVIDED FURTHER, that notwithstanding the foregoing, in the event such coverage is not available (or is only available for an amount in excess of 300% of the annual premium most recently paid by the Company for such coverage), Buyer shall nevertheless use its commercially reasonable efforts to provide such coverage as may be obtained for such 300% amount, or (ii) provide indemnification to those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy in an amount equal to the amount of indemnification to which such persons would have been entitled under the Company's present directors' and officers' liability insurance policy.

                           (d) In the event the Surviving Corporation (i)
consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.12.

                           (e) The obligations under this Section 5.12 shall not
be terminated or modified in such a manner as to affect adversely any indemnitee to whom this Section 5.12 applies without the consent of such affected indemnitee.

                  SECTION 5.13 SUSPENSION OF INCENTIVE STOCK PURCHASE PLAN. The Company shall amend, effective as of the date hereof, the 1997 Employee Stock Purchase Plan to halt purchases under the Plan such that no issuances of any shares of Company Common Stock shall be made following the date of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

                           (a) Stockholder Approval. This Agreement shall have
been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law, the Company Charter and the Company's By-laws.

                           (b) HSR Approvals. The waiting period (and any
extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                           (c) No Order. No court or other Governmental Entity
having jurisdiction over the Company or Buyer, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

                  SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                           (a) Performance of Obligations; Representations and
Warranties. (i) Each of Buyer and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Buyer and Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date other than the date hereof, which shall be true and correct as of such certain date) and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). The Company shall have received certificates signed on behalf of each of Buyer and Sub by one of its officers to such effect.

                  SECTION 6.3 CONDITIONS TO OBLIGATIONS OF BUYER AND SUB TO EFFECT THE MERGER. The obligations of Buyer and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                           (a) Performance of Obligations; Representations and
Warranties. (i) The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date other than the date hereof, which shall be true and correct as of such certain date) and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

                                    (b) Consents. (i) The Company shall have
obtained the consent or approval of any other Person or Governmental Entity whose consent or approval shall be required in connection with the execution, delivery and performance of this Agreement and consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, unless the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Buyer or upon the consummation of the transactions contemplated in this Agreement.

                                    (ii) In obtaining any approval or consent
required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Buyer, individually or in aggregate would have a Material Adverse Effect on the Company or Buyer.

                           (c) Company Stock Option Plans. The Company shall
have taken all action required to be taken by it to implement the provisions of
Section 5.5.

                           (d) Director and Officer Resignations. All of the
Directors of the Company and any officers thereof designated by Buyer, shall have tendered their resignations in form and substance satisfactory to Buyer.

                           (e) Dissenters' Rights. The sum of the number of
Dissenting Shares and the number of shares of Company Capital Stock that may in the future become Dissenting Shares shall not exceed 10% of the number of shares of Company Capital Stock outstanding on the record date set by the Company Board for the meeting of the Company's stockholders to obtain the Company Stockholder Approval.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the
Company:

                           (a) by mutual written consent of Buyer and the
Company;

                           (b) by either Buyer or the Company, upon written
notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.4);

                           (c) by either Buyer or the Company, upon written
notice to the other party, if Company Stockholder Approval shall not have been obtained at a meeting of the stockholders of the Company called therefore, or any adjournment or postponement thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to the Company where the failure to obtain the Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;

                           (d) by either Buyer or the Company if: (i) the Merger
has not been effected on orprior to the close of business on the later of February 28, 2005 or the date 75 days after the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

                           (e) by Buyer if there has been a breach of a
representation or warranty of the Company that gives rise to a failure of the fulfillment of a condition of the Buyer's and Sub's obligations to effect the Merger pursuant to Section 6.3(a)(ii) and (iii) or by the Company if there has been a breach of a representation or warranty of the Buyer or Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 6.2(a)(ii) and (iii), in each case which breach has not been cured within 30 calendar days following written notice to the party committing such breach, or immediately, if such breach by its nature or timing cannot be cured within such time period;

                           (f) by Buyer, upon written notice to the Company, in
the event of a Company Adverse Recommendation Change; or

                           (g) by the Company, upon written notice to the Buyer,
if the Company Board shallhave exercised its rights set forth in Section 5.3(d); PROVIDED, that, in order for the termination of this Agreement pursuant to this
Section 7.1(g) to be deemed effective, the Company shall have complied with the provisions of Section 5.3, including the notice provisions thereof and the provisions of 7.5.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Buyer, Sub or their respective officers or directors (except for the last sentence of Section 5.1(a), Section 7.2, Section
7.5 and Article VIII which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of a representation, warranty, or covenant contained in this Agreement.

                  SECTION 7.3 AMENDMENT. Subject to compliance with Applicable Law, this Agreement may be amended by the Company and Buyer (on behalf of itself and Sub), by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, except that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that reduces the amount or changes the form of the consideration to be delivered under this Agreement to the holders of the Company Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the benefit of such party which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  SECTION 7.5 TERMINATION FEES. (a) The Company will pay to Buyer, by wire transfer of immediately available funds, an amount equal to $4,500,000 (the "Termination Fee") if this Agreement is terminated as follows:

                                    (i) if Buyer shall terminate this Agreement
pursuant to Section 7.1(f), then the Company will pay the Termination Fee on the business day following such termination; PROVIDED, HOWEVER, the Company shall not be required to pay the Termination Fee if the Company was otherwise entitled to terminate this Agreement pursuant to Sections 7.1(b), (d), or (e); and

                                    (ii) if the Company terminates this
Agreement pursuant to Section 7.1(g), then the Company will pay the Termination Fee prior to such termination.

                           (b) The Company acknowledges that the agreements
contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Section 7.5, the Company will also pay to Buyer interest on such amount from the date this payment was due until the date it was made equal to 8.5%, compounded monthly, on the date such payment was required to be made.

ARTICLE VIII
GENERAL PROVISIONS

                  SECTION 8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to an overnight courier or when sent by facsimile on a business day (and if not sent on a business day, then on the next succeeding business day) with a confirmatory copy sent by overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer or Sub, to:

                           St. Jude Medical, Inc.
                           One Lilleihei Plaza
                           St. Paul, Minnesota 55117
                           Attn: General Counsel
                           Facsimile: (651) 481-7690

                           with a copy (which shall not constitute notice) to:

                           Gibson Dunn & Crutcher LLP
                           1881 Page Mill Road
                           Palo Alto, California 94304-1125
                           Attn: Joseph Barbeau, Esq.
                           Facsimile: (650) 849-5333


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


                  (b)      if to the Company, to:

                           Endocardial Solutions, Inc.
                           1350 Energy Lane
                           Suite 110
                           St. Paul, Minnesota 55108
                           Attn: Chief Executive Officer
                           (651) 644-7897

                           with a copy (which shall not constitute notice) to:

                           Dorsey & Whitney LLP
                           Suite 1500
                           50 South Sixth Street
                           Minneapolis, Minnesota  55402-1498
                           Attn: Kenneth Cutler, Esq.
                           Facsimile: (612) 340-7800

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

                  SECTION 8.2 INTERPRETATION. (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                           (b) "Subsidiary" means any corporation, partnership,
limited liability company, joint venture or other legal entity of which Buyer or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                           (c) "Person" means any individual, corporation,
partnership, limited partnership, limited liability company, trust, association or entity or Governmental Entity or authority.

                           (d) "Applicable Laws" or "Applicable Law" means, with
respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents.

                  SECTION 8.3 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile signature of this Agreement or any Transaction Document shall be valid and have the same force and effect as a manually signed original.

                  SECTION 8.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as specifically set forth in Section 5.12, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 8.5 GOVERNING LAW. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to the conflicts of laws provisions thereof that would apply the laws of any other state.

                  SECTION 8.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal Court located in the District of the State of Minnesota in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in an court other than a Federal court sitting in the District of the State of Minnesota. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement in any Federal Court located in the District of the State of Minnesota.

                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies


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


and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation seek to invalidate the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6(b).

                           (c) In any dispute, whether resolved by litigation or
other dispute resolution mechanism, arising from or related to this Agreement or the transactions contemplated herein, the substantially prevailing party shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of the resolution of such dispute.

                  SECTION 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

                  SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 8.9 PERFORMANCE BY SUB. Buyer hereby agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein and whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking of Buyer to cause Sub to take such action.

                  SECTION 8.10 DEFINED TERMS. Each of the following terms is defined in the Section identified below:

1993 Plan...................................................................................Section 3.2(a)

2003 Plan...................................................................................Section 3.2(a)

501(k)'s....................................................................................Section 3.8(b)

Acquisition Proposal........................................................................Section 5.3(a)
Affiliated Person.............................................................................Section 3.23

Agreement.........................................................................................Preamble
Alternative Acquisition Agreement...........................................................Section 5.3(d)
Alternative Transaction..................................................................Section 5.3(b)(i)
Applicable Laws.............................................................................Section 8.2(d)

Buyer.............................................................................................Preamble
Buyer Benefit Plan.........................................................................Section 5.11(a)

Certificate of Merger..........................................................................Section 1.2
Certificates................................................................................Section 1.6(b)
Closing.......................................................................................Section 1.13
Closing Date..................................................................................Section 1.13
Code...........................................................................................Section 3.9
Company...........................................................................................Preamble
Company Adverse Recommendation Change.......................................................Section 5.3(d)
Company Balance Sheet Date.....................................................................Section 3.7
Company Board...............................................................................Section 3.3(b)
Company Business Personnel....................................................................Section 3.15
Company Capital Stock.............................................................................Recitals
Company Charter................................................................................Section 3.1
Company Common Stock..............................................................................Recitals
Company Employees..........................................................................Section 5.11(a)
Company Fairness Opinion......................................................................Section 3.29
Company Financial Advisor.....................................................................Section 3.29
Company Letter.....................................................................Preamble to Article III
Company Multiemployer Plan.................................................................Section 3.12(c)
Company Patents............................................................................Section 3.16(b)
Company Permits.............................................................................Section 3.8(a)
Company Plan...............................................................................Section 3.12(c)
Company Preferred Stock...........................................................................Recitals
Company Registered IP......................................................................Section 3.16(b)
Company Registered Marks...................................................................Section 3.16(b)
Company Rights..............................................................................Section 3.2(b)
Company Rights Agreement....................................................................Section 3.2(b)
Company SEC Reports............................................................................Section 3.5
Company Stock Option Plans..................................................................Section 3.2(a)
Company Stock Options.......................................................................Section 3.2(b)
Company Stockholder Approval..................................................................Section 3.17
Compensation Agreements....................................................................Section 3.11(a)
Confidentiality Agreement......................................................................Section 5.1
Constituent Corporations..........................................................................Preamble
Copyrights.................................................................................Section 3.16(a)

DGCL...........................................................................................Section 1.1
Director Plan...............................................................................Section 3.2(a)
Dissenting Shares..........................................................................Section 1.12(a)
Dissenting Stockholder.....................................................................Section 1.12(a)

Effective Time.................................................................................Section 1.2
Environmental Law......................................................................Section 3.20(a)(ii)
Environmental Permit..................................................................Section 3.20(a)(iii)
ERISA......................................................................................Section 3.12(a)
ERISA Affiliate............................................................................Section 3.12(c)
Exchange Act...................................................................................Section 3.5
Exchange Fund...............................................................................Section 1.6(a)

Financial Statements........................................................................Section 3.5(a)

Governmental Entity............................................................................Section 2.3

Hazardous Substances....................................................................Section 3.20(a)(i)
Holders.....................................................................................Section 1.6(a)
HSR Act........................................................................................Section 2.3

Indemnified Liabilities....................................................................Section 5.12(a)
Indemnified Persons........................................................................Section 5.12(a)
Insurance Policies............................................................................Section 3.22
Intellectual Property......................................................................Section 3.16(a)
IRS............................................................................................Section 3.9

Liens.........................................................................................Section 3.25

Marks......................................................................................Section 3.16(a)
Material Adverse Change.....................................................................Section 3.7(b)
Material Adverse Effect.....................................................................Section 3.7(b)
Material Contracts.........................................................................Section 3.11(b)
Merger............................................................................................Recitals

Notice of Superior Proposal.................................................................Section 5.3(d)

Option Share Amount.........................................................................Section 5.5(b)
Original Agreement................................................................................Preamble

Patents....................................................................................Section 3.16(a)
Paying Agent................................................................................Section 1.6(a)
Per Share Price.............................................................................Section 1.5(c)
Permitted Liens............................................................................Section 3.25(c)
Person......................................................................................Section 8.2(c)
PMA's.......................................................................................Section 3.8(b)
Pre-Closing Period.............................................................................Section 5.1
Proxy Statement...............................................................................Section 3.24

Real Estate................................................................................Section 3.25(b)

Sarbanes-Oxley Act..........................................................................Section 3.5(c)
Securities Act..............................................................................Section 3.2(b)
SSA.........................................................................................Section 3.8(a)
State Takeover Approvals.......................................................................Section 2.3
Sub...............................................................................................Preamble

Subsidiary..................................................................................Section 8.2(b)
Superior Proposal.......................................................................Section 5.3(b)(ii)
Surviving Corporation..........................................................................Section 1.1

Tax Return.....................................................................................Section 3.9
Taxes..........................................................................................Section 3.9
Termination Fee................................................................................Section 7.5
Trade Secrets..............................................................................Section 3.16(a)

Worker Safety Laws............................................................................Section 3.13

         IN WITNESS WHEREOF, Buyer, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                                     ST. JUDE MEDICAL, INC.
                                                     a Minnesota Corporation



                                                     By:________________________
                                                          Name:
                                                          Title:

                                                     DRAGONFLY MERGER CORP.
                                                     a Delaware Corporation



                                                     By:________________________
                                                          Name:
                                                          Title:

                                                     ENDOCARDIAL SOLUTIONS, INC.
                                                     a Delaware Corporation



                                                     By:________________________
                                                          Name:
                                                          Title: